EXHIBIT 23.1




             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 13, 1998 appearing on page 28 of Cadiz Land Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP


Los Angeles, California
May 15, 1998